Exhibit 10.22

                                   TERM SHEET

Parties to the agreement:

Borrower:                           Delta Mutual, Inc.

Lender:                             Neil Berman                     $193,740
                                    Ivano Angelastri                $129,160

Amount:                             $322,900

Term:                               24 months

Interest:                           4% annual rate

Payment terms re principal:         Balloon   payment   at   24   months,   with
                                    prepayment permitted without penalty

Payment of interest                 Interest  accrued  quarterly,  added  to the
                                    principal amount due. Periodic payments may be made without penalty

Seniority:                          This debt  shall be senior to all other debt
                                    within the limits of the laws of the State of Pennsylvania

Other terms:                        Full   amount  of   principal   and  accrued
                                    interest may be converted into common stock of Delta Mutual, Inc. at the rate of $0.125 per share.

                                    Converted stock shall be included in all future registrations with the SEC.


This document represents the agreed to terms of a proposed Promissory Note. The parties shall be obligated to these terms only by the definitive final document drawn up according to these terms.

Delta Mutual, Inc.         Neil Berman               Ivano Angelastri

/s/ Peter Russo            /s/ Neil Berman           /s/ I. Angelastri
---------------            ---------------           -----------------
by: Peter F.
Russo, President

Date: May 12, 2004         Date: 5/12/04             Date: 12 of May 04